Exhibit 99.1

WYNDHAM HOTELS & RESORTS REPORTS STRONG FIRST QUARTER RESULTS

Company Grows System Size by 4% and Development Pipeline to Record 2,200 Hotels

U.S. RevPAR Recovery Ahead of Expectations
PARSIPPANY, N.J., April 29, 2026 - Wyndham Hotels & Resorts (NYSE: WH) today announced results for the three months ended March 31, 2026. Highlights include:
•System-wide rooms grew 4% year-over-year.
•Awarded development contracts in the U.S. increased 8% year-over-year.
•Development pipeline grew 3% year-over-year to a record of over 259,000 rooms and over 2,200 hotels.
•U.S. RevPAR was flat year-over-year, 250 basis points ahead of midpoint of expectations.
•Ancillary revenues increased 21% year-over-year.
•Net income remained flat year-over-year at $61 million; adjusted net income increased 9% year-over-year to $73 million, or 6% lower on a comparable basis.
•Diluted earnings per share grew 3% to $0.80 from $0.78 in the prior-year quarter and adjusted diluted EPS grew 12% year-over-year to $0.96, or 3% lower on a comparable basis.
•Adjusted EBITDA increased 8% year-over-year to $156 million, or 1% lower on a comparable basis.
•Net cash provided by operating activities of $42 million and free cash flow of $64 million.
•Returned $85 million to shareholders through $51 million of share repurchases and quarterly cash dividends of $0.43 per share.
•Issued $650 million aggregate principal amount of 5.625% senior unsecured notes, due 2033, the net proceeds of which were primarily used to fully repay then-outstanding revolver and term loan A borrowings.
"We delivered a strong start to the year, highlighted by record-level first-quarter openings and a continued expansion of our development pipeline," said Geoff Ballotti, president and chief executive officer. "As U.S. RevPAR in our economy and midscale segments continues to recover ahead of expectations, we approach the peak leisure summer season with increasing optimism. We’ve never been more confident in our ability to drive sustained long-term value creation for franchisees, guests and shareholders by adding high-quality, FeePAR-accretive hotels to our portfolio, growing ancillary revenues and scaling AI to further differentiate our industry-leading technology platform.”

System Size and Development

	Rooms
	March 31, 2026	March 31, 2025	% Change
United States	500,700	502,600	—%
International	368,600	337,300	9%
Global	869,300	839,900	4%
The Company's global system grew 4%, including flat growth in the U.S., which includes the impact from the loss of legacy affiliated rooms, 12% direct-franchised growth in the Company's Asia Pacific region and 9% growth in the Company's higher RevPAR EMEA and Latin America regions.
As of March 31, 2026, the Company's global development pipeline increased 3% vs. prior-year to a record-high level of over 259,000 rooms and over 2,200 hotels. Key highlights include:
•3% pipeline growth in the U.S. and 2% growth internationally
•Approximately 70% of the pipeline is in the midscale and above segments
•Approximately 17% of the pipeline is in the extended stay segment
•Approximately 43% of the pipeline is in the U.S.
•Approximately 77% of the pipeline is new construction and approximately 35% of these projects have broken ground; rooms under construction grew 3% year-over-year
RevPAR

	First Quarter 2026	YOY Constant Currency % Change
United States	$42.25	—%
International	33.69	(1)
Global	38.53	(1)
First quarter global RevPAR decreased 1% in constant currency compared to 2025, reflecting flat performance in the U.S. and a 1% decline internationally.
In the U.S., the year-over-year comparison was impacted by approximately 40 basis points of unfavorable hurricane impacts related to first quarter 2025; excluding which, RevPAR increased over 600 basis points sequentially and approximately 10 basis points year-over-year reflecting stabilized occupancy and ADR levels. Continued strength across the Midwest and growth in Texas was partially offset by performance in Florida and California, which both improved sequentially yet declined year-over-year.
Internationally, constant currency growth of 8% in Canada reflected significant pricing power and continued demand growth, while growth of 5% in Southeast Asia and the Pacific Rim and 1% in EMEA each primarily reflected improved demand. The growth in those regions was more than offset by softness in China where RevPAR improved over 500 basis points sequentially, yet declined 5% year-over-year, and Latin America, which declined 4% year-over-year primarily due to lower U.S. cross-border demand in Mexico.

Operating Results
The comparability of the Company’s first quarter results is impacted by marketing fund variability. The Company’s reported results and comparable-basis results (adjusted to neutralize these impacts) are presented below to enhance transparency and provide a better understanding of the results of the Company’s ongoing operations.

	Net revenues	Net income(a)	Adjusted EBITDA	Reported diluted EPS(a)	Adjusted diluted EPS(a)
2025 reported	$316	$61	$145	$0.78	$0.86

2026 reported	327	61	156	0.80	0.96
Change	11	—	11	0.02	0.10
Less: Marketing fund variability	n/a	10	13	0.13	0.13
Comparable growth	$11	$(10)	$(2)	$(0.11)	$(0.03)

NOTE: Growth rates may not recalculate due to rounding; see Table 7 for a reconciliation of non-GAAP metrics and Table 9 for definitions.
(a)    Includes estimated tax impact of marketing fund variability.

•Net revenues grew 3% to $327 million compared to $316 million in the first quarter of 2025, reflecting a 21% increase in ancillary revenues and global net room growth of 4%, partially offset by lower other franchise fees and the deferral of fees from Revo Hospitality Group ("Revo").
•Net income remained flat at $61 million compared to the first quarter of 2025, primarily reflecting higher adjusted EBITDA offset by restructuring and other-related costs, as well as transaction-related costs resulting from the Company's issuance of 5.625% senior unsecured notes. Adjusted net income grew 9% to $73 million compared to $67 million in the first quarter of 2025.
•Adjusted EBITDA increased 8% to $156 million compared to $145 million in the first quarter of 2025. This increase included a $13 million favorable impact from marketing fund variability, excluding which adjusted EBITDA declined 1% on a comparable basis. This decline primarily reflects lower royalties and franchise fees and the absence of one-time cost reductions, partially offset by increased ancillary revenues.
•Diluted EPS grew 3% to $0.80 compared to $0.78 in the first quarter of 2025, which primarily reflects the benefit of a lower share count due to share repurchase activity.
•Adjusted diluted EPS increased 12% to $0.96 compared to $0.86 in the first quarter of 2025. This increase included a favorable impact of $0.13 per share related to marketing fund variability (after estimated taxes). On a comparable basis, adjusted diluted EPS decreased approximately 3% year-over-year primarily reflecting a comparable basis decline in adjusted EBITDA, a marginally higher effective tax rate and increased interest expense, partially offset by the benefit of share repurchase activity.
Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.

Balance Sheet and Liquidity
The Company generated $42 million of net cash provided by operating activities and $64 million of free cash flow in the first quarter 2026. The Company ended the quarter with a cash balance of $79 million and $1.1 billion in total liquidity, which includes the effect of the February 2026 issuance of $650 million aggregate principal amount of senior unsecured notes bearing interest at 5.625%. The net proceeds from the issuance were primarily used to fully repay then-outstanding revolver and term loan A borrowings.
The Company’s net debt leverage ratio was 3.5 times at March 31, 2026, at the midpoint of the Company’s 3 to 4 times stated target range and in line with expectations.
Share Repurchases and Dividends
During the first quarter, the Company repurchased approximately 656,000 shares of its common stock for $51 million.
The Company paid common stock dividends of $34 million, or $0.43 per share, during the first quarter 2026.
Revo Update
As part of the Company's efforts to pursue all available remedies related to Revo's ongoing insolvency proceedings and optimize the recoverability for the Company's shareholders, the Company exercised its rights to foreclose on and take ownership of two properties in Europe. The Company expects these properties to generate approximately $10 million of net revenues in full-year 2026 with a limited impact to earnings as the Company works to stabilize operations and implement an asset management plan to maximize value.
Outlook
The Company is updating its full-year outlook as follows:

	Updated Outlook	Prior Outlook
Year-over-year rooms growth (a)	4.0% - 4.5%	4.0% - 4.5%
Year-over-year global RevPAR growth (b)	(1.0%) - 1.0%	(1.5%) - 0.5%
Net revenues (c)	$1.47 - $1.50 billion	$1.46 - $1.49 billion
Adjusted EBITDA (d)	$730 - $745 million	$730 - $745 million
Adjusted net income	$351 - $365 million	$354 - $368 million
Adjusted diluted EPS	$4.62 - $4.80	$4.62 - $4.80
Free cash flow conversion rate	55% - 60%	55% - 60%

(a)    Excludes any potential room termination impact associated with Revo's ongoing insolvency.
(b)    Represents constant currency basis; on a reported basis, which includes foreign currency impacts, would be (1.0%) - 1.0%.
(c)    Includes approximately $10 million of net revenues from the two hotels that the Company foreclosed on and took ownership of as part of Revo's ongoing insolvency.
(d)    Includes the effects of the deferral of $12 million of royalties and franchise fees from Revo and the inclusion of $15 million of previously disclosed one-time variable cost reductions made in 2025; excluding which comparable basis growth rate would be 5% - 7%.
The Company expects marketing fund revenues to roughly equal expenses during full-year 2026 though seasonality of spend will affect the quarterly comparisons throughout the year.

More detailed projections are available in Table 8 of this press release. The Company is providing certain financial metrics only on a non-GAAP basis because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all of the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.
Conference Call Information
Wyndham Hotels will hold a conference call with investors to discuss the Company’s results and outlook on Thursday, April 30, 2026 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at https://investor.wyndhamhotels.com. The conference call may also be accessed by dialing 800 343-4136 and providing the passcode “Wyndham”. Listeners are urged to call at least five minutes prior to the scheduled start time. An archive of this webcast will be available on the website beginning at noon ET on April 30, 2026. A telephone replay will be available for approximately ten days beginning at noon ET on April 30, 2026 at 800 695-0715.
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. The Company uses these measures internally to assess its operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.
About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is one of the world’s largest hotel franchising companies with approximately 8,400 hotels across approximately 100 countries on six continents. Through its network of approximately 869,000 franchised and affiliated rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 25 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, ECHO Suites®, Registry Collection Hotels®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers over 124 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit https://investor.wyndhamhotels.com. The Company may use its website and social media channels as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company's website in the Investors section, which can currently be accessed at https://investor.wyndhamhotels.com or on the Company's social media channels, including the Company's LinkedIn account which can currently be accessed at https://www.linkedin.com/company/wyndhamhotels. Accordingly, investors should monitor this section of the Company's website and the Company's social media channels in addition to following the Company's press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the federal securities laws, including statements related to Wyndham's current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures, share repurchases and dividends and restructuring charges. Forward-looking statements are any statements other than statements of historical fact, including those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "predict," "intend," "goal," "future," "forward," "remain," "confident," "outlook," "guidance," "target," "objective," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures, which may impact decisions by consumers and businesses to use travel accommodations; global trade disputes, including with China; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham's relationships with franchisees; the ability of franchisees to pay back loans owed to Wyndham; the impact of prior or any future impairment charges related to the credit Wyndham extends to its franchisees; the impact of war, terrorist activity, political instability or political strife; global or regional health crises or pandemics including the resulting impact on Wyndham's business, operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; Wyndham's ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham's ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham's ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. These risks and uncertainties are not the only ones Wyndham may face and additional risks may arise or become material in the future. Wyndham undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.
# # #

Contacts Investors: Matt Capuzzi Senior Vice President, Financial Planning & Analysis and Investor Relations 973 753-6453 ir@wyndham.com	Media: Maire Griffin Senior Vice President, Global Communications 973 753-6590 WyndhamHotelsNews@wyndham.com

Table 1
WYNDHAM HOTELS & RESORTS
INCOME STATEMENT
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenues
Royalties and franchise fees	$114	$126
Marketing, reservation and loyalty	122	116
Management and other fees	4	2
License and other fees	30	27
Other	57	45
Net revenues	327	316

Expenses
Marketing, reservation and loyalty	131	138
Operating	25	19
General and administrative	34	30
Depreciation and amortization	16	15
Restructuring and other-related	5	—
Transaction-related	3	1
Separation-related	(1)	1
Total expenses	213	204

Operating income	114	112
Interest expense, net	34	33

Income before income taxes	80	79
Provision for income taxes	19	18
Net income	$61	$61

Earnings per share
Basic	$0.80	$0.78
Diluted	0.80	0.78

Weighted average shares outstanding
Basic	75.4	77.9
Diluted	75.8	78.7

NOTE: As a result of the Company's exit of its U.S. management business, it has not recorded cost reimbursement revenues and expenses to account for U.S. managed employees' payroll costs since full-year 2024. Therefore, the Company is no longer separately disclosing fee-related and other revenues within net revenues for comparative year-over-year purposes in its reported and outlook results.

Table 2
WYNDHAM HOTELS & RESORTS
HISTORICAL REVENUE AND ADJUSTED EBITDA BY SEGMENT

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising
Net revenues
2026	$327	n/a	n/a	n/a	n/a
2025	$316	$397	$382	$334	$1,429
Adjusted EBITDA
2026	$174	n/a	n/a	n/a	n/a
2025	$161	$214	$228	$178	$781

Corporate
Net revenues
2026	$—	n/a	n/a	n/a	n/a
2025	$—	$—	$—	$—	$—
Adjusted EBITDA
2026	$(18)	n/a	n/a	n/a	n/a
2025	$(16)	$(19)	$(15)	$(13)	$(63)

Total Company
Net revenues
2026	$327	n/a	n/a	n/a	n/a
2025	$316	$397	$382	$334	$1,429
Net income/(loss)
2026	$61	n/a	n/a	n/a	n/a
2025	$61	$87	$105	$(60)	$193
Adjusted EBITDA
2026	$156	n/a	n/a	n/a	n/a
2025	$145	$195	$213	$165	$718

NOTE: Amounts may not add across due to rounding. See Table 7 for reconciliations of Total Company non-GAAP measures and Table 9 for definitions.

Table 3
WYNDHAM HOTELS & RESORTS
CONDENSED CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income	$61	$61
Depreciation and amortization	16	15
Payments of development advance notes, net	(29)	(28)
Working capital and other, net	(6)	11
Net cash provided by operating activities	42	59
Investing activities
Property and equipment additions	(7)	(7)
Loan advances, net	—	(52)
Net cash used in investing activities	(7)	(59)
Financing activities
Proceeds from long-term debt	702	140
Payments of long-term debt	(617)	(76)
Dividends to shareholders	(34)	(33)
Repurchases of common stock	(51)	(74)
Other, net	(20)	(22)
Net cash used in financing activities	(20)	(65)
Net increase/(decrease) in cash, cash equivalents and restricted cash	15	(65)
Cash, cash equivalents and restricted cash, beginning of period	64	113
Cash, cash equivalents and restricted cash, end of period	$79	$48

Free Cash Flow:

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$42	$59
Less: Property and equipment additions	(7)	(7)
Plus: Payments of development advance notes, net	29	28
Free cash flow	$64	$80

Table 4
WYNDHAM HOTELS & RESORTS
BALANCE SHEET SUMMARY AND DEBT
(In millions)
(Unaudited)

		As of March 31, 2026	As of December 31, 2025
Assets
Cash and cash equivalents		$79	$64
Trade receivables, net		300	291
Property and equipment, net		138	104
Goodwill and intangible assets, net		3,008	3,015
Other current and non-current assets		723	708
Total assets		$4,248	$4,182

Liabilities and stockholders' equity
Total debt		$2,650	$2,560
Other current liabilities		460	462
Deferred income tax liabilities		269	271
Other non-current liabilities		422	421
Total liabilities		3,801	3,714
Total stockholders' equity		447	468
Total liabilities and stockholders' equity		$4,248	$4,182

The Company's outstanding debt was as follows:
	Weighted Average Interest Rate (a)	As of March 31, 2026	As of December 31, 2025
$1.0 billion revolving credit facility (due October 2030)	5.2%	$—	$224
$1.5 billion term loan B (due May 2030)	5.4%	1,498	1,502
$650 million 5.625% senior unsecured notes (due March 2033)	5.6%	640	—
$500 million 4.375% senior unsecured notes (due August 2028)	4.4%	497	497
$400 million term loan A (due April 2027)	5.5%	—	337
Other debt (b)	2.2%	15	—
Total debt	5.2%	2,650	2,560
Cash and cash equivalents		79	64
Net debt		$2,571	$2,496
Net debt leverage ratio		3.5x	3.5x

(a)    Represents weighted average interest rates for the first quarter 2026, including the effects of hedging.
(b)    Represents mortgages associated with the two hotels that the Company foreclosed on and took ownership of as part of Revo's ongoing insolvency.

The Company's outstanding debt as of March 31, 2026 matures as follows:
Amount
Within 1 year	$23
Between 1 and 2 years	19
Between 2 and 3 years	515
Between 3 and 4 years	16
Between 4 and 5 years	1,437
Thereafter	640
Total	$2,650

Table 5
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended March 31,
	2026	2025	Change	% Change
Beginning Room Count (January 1)
United States	505,100	501,800	3,300	1%
International	363,800	333,900	29,900	9
Global	868,900	835,700	33,200	4

Additions
United States	6,300	6,500	(200)	(3)
International	7,900	7,700	200	3
Global	14,200	14,200	—	—

Deletions
United States	(10,700)	(5,700)	(5,000)	(88)
International	(3,100)	(4,300)	1,200	28
Global	(13,800)	(10,000)	(3,800)	(38)

Ending Room Count (March 31)
United States	500,700	502,600	(1,900)	—
International	368,600	337,300	31,300	9
Global	869,300	839,900	29,400	4%

	As of March 31,				FY 2025 Royalty Contribution
	2026	2025	Change	% Change
System Size
United States
Economy	219,100	223,500	(4,400)	(2%)
Midscale and Above	281,600	279,100	2,500	1
Total United States	500,700	502,600	(1,900)	—%	77%

International
Greater China	134,400	119,400	15,000	13%	4
Rest of Asia Pacific	44,600	40,200	4,400	11	2
Europe, the Middle East and Africa	99,800	93,200	6,600	7	8
Canada	39,800	39,800	—	—	6
Latin America	50,000	44,700	5,300	12	3
Total International	368,600	337,300	31,300	9%	23

Global	869,300	839,900	29,400	4%	100%

NOTE: Global, International and Greater China rooms exclude all rooms associated with the Company's Super 8 master licensee in China in both periods.

Table 5 (continued)
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended March 31, 2026	Constant Currency % Change (b)
Regional RevPAR Growth
United States
Economy	$32.97	(2%)
Midscale and Upper Midscale	48.41	—
Upscale and Above	80.23	—
Total United States	$42.25	—%

International
Greater China (a)	$15.84	(5%)
Rest of Asia Pacific	36.24	5
Europe, the Middle East and Africa	44.42	1
Canada	44.86	8
Latin America	57.38	(4)
Total International (a)	$33.69	(1%)

Global (a)	$38.53	(1%)

	Three Months Ended March 31,
	2026	2025	% Change (c)
Average Royalty Rate
United States	4.8%	4.8%	(1 bp)
International (a)	2.4%	2.6%	(20 bps)
Global (a)	3.9%	4.0%	(14 bps)

(a)    Excludes the impact from all rooms associated with the Company's Super 8 master licensee in China. Additionally, reflects the impact of the Company's deferral of revenues from Revo, which unfavorably impacted the Company's first quarter international and global average royalty rates by 33 bps and 11 bps, respectively.
(b)    International and global exclude the impact of currency exchange movements.
(c)    Amounts may not recalculate due to rounding.

Table 6
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR, ROYALTY RATE AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2026	$38.53	n/a	n/a	n/a	n/a
2025	$38.44	$47.55	$50.05	$40.36	$44.12
U.S. RevPAR
2026	$42.25	n/a	n/a	n/a	n/a
2025	$42.37	$53.32	$55.07	$42.91	$48.44
International RevPAR
2026	$33.69	n/a	n/a	n/a	n/a
2025	$32.81	$39.45	$43.11	$36.96	$38.13
Global Royalty Rate
2026	3.9%	n/a	n/a	n/a	n/a
2025	4.0%	4.0%	4.0%	3.8%	4.0%
U.S. Royalty Rate
2026	4.8%	n/a	n/a	n/a	n/a
2025	4.8%	4.7%	4.8%	4.7%	4.8%
International Royalty Rate
2026	2.4%	n/a	n/a	n/a	n/a
2025	2.6%	2.6%	2.6%	2.3%	2.5%
Global Rooms
2026	869,300	n/a	n/a	n/a	n/a
2025	839,900	846,700	855,400	868,900	868,900
U.S. Rooms
2026	500,700	n/a	n/a	n/a	n/a
2025	502,600	503,300	503,400	505,100	505,100
International Rooms
2026	368,600	n/a	n/a	n/a	n/a
2025	337,300	343,400	352,000	363,800	363,800

NOTE: Data excludes the impact from all rooms associated with the Company's Super 8 master licensee in China in all periods.

Table 7
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. The Company believes that adjusted EBITDA, adjusted net income and adjusted diluted EPS financial measures provide useful information to investors about the Company and its financial condition and results of operations because these measures are used by its management team to evaluate its operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in its industry. These measures also assist the Company's investors in evaluating its ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in the Company's view do not necessarily reflect ongoing performance. The Company also internally uses these measures to assess its operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered in isolation or as a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP and may not be comparable to similarly-titled measures used by other companies.

Reconciliation of Net Income/(Loss) to Adjusted EBITDA:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2026
Net income	$61
Provision for income taxes	19
Depreciation and amortization	16
Interest expense, net	34
Stock-based compensation	9
Development advance notes amortization	8
Restructuring and other-related (a)	5
Transaction-related (b)	3
Revo-related (c)	2
Separation-related (d)	(1)
Adjusted EBITDA	$156

2025
Net income/(loss)	$61	$87	$105	$(60)	$193
Provision/(benefit) for income taxes	18	29	37	(12)	70
Depreciation and amortization	15	15	15	16	62
Interest expense, net	33	34	36	36	139
Stock-based compensation	9	8	8	14	41
Development advance notes amortization	7	8	8	9	32
Impairment (e)	—	—	—	86	86
Revo-related (c)	—	—	—	74	74
Restructuring and other-related (a)	—	13	2	2	18
Transaction-related (b)	1	1	1	—	2
Separation-related (d)	1	—	—	—	1
Foreign currency impact of highly inflationary countries (f)	—	—	1	—	—
Adjusted EBITDA	$145	$195	$213	$165	$718

NOTE: Amounts may not add due to rounding.
(a)    2026 amount primarily consists of employee-related costs in connection with a restructuring plan. 2025 amounts primarily consist of employee-related costs and real estate costs related to a call center closure in connection with a restructuring plan.
(b)    Represents costs related to corporate transactions, including the Company's defense of an unsuccessful hostile takeover attempt and the Company's issuance of 5.625% senior unsecured notes.
(c)    2026 amount consists of professional fees associated with Revo's ongoing insolvency, which is reflected in general and administrative expenses on the Condensed Consolidated Statements of Income. 2025 amount represents a provision for accounts and loans receivable from Revo, which is reflected in operating expenses on the Condensed Consolidated Statements of Income.
(d)    Represents (income)/costs associated with the Company's spin-off from Wyndham Worldwide.
(e)    Represents an impairment of development advance notes and intangible assets related to Revo.
(f)    Relates to the foreign currency impact from hyper-inflation, primarily in Argentina, which is reflected in operating expenses on the Condensed Consolidated Statements of Income.

Table 7 (continued)
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended March 31,
	2026	2025
Diluted earnings per share	$0.80	$0.78

Net income	$61	$61

Adjustments:
Acquisition-related amortization (a)	7	6
Restructuring and other-related	5	—
Transaction-related	3	1
Revo-related	2	—
Separation-related	(1)	1
Total adjustments before tax	16	8
Income tax provision (b)	4	2
Total adjustments after tax	12	6
Adjusted net income	$73	$67
Adjustments - EPS impact	0.16	0.08
Adjusted diluted EPS	$0.96	$0.86

Diluted weighted average shares outstanding	75.8	78.7

(a)    Reflected in depreciation and amortization on the Condensed Consolidated Statements of Income.
(b)    Reflects the estimated tax effects of the adjustments.

Table 8
WYNDHAM HOTELS & RESORTS
2026 OUTLOOK
As of April 29, 2026
(In millions, except per share data)

2026
Net revenues	$1,465 – 1,495
Adjusted EBITDA (a)	730 – 745
Depreciation and amortization expense (b)	36 – 38
Development advance notes amortization expense	35 – 37
Stock-based compensation expense	41 – 43
Interest expense, net	144 – 146
Adjusted income before income taxes	468 – 487
Income tax expense (c)	117 – 122
Adjusted net income	$351 – 365

Adjusted diluted EPS	$4.62 – 4.80

Diluted shares (d)	75.9

Capital expenditures	$40 – 45
Development advance notes	Approx. $110

Free cash flow conversion rate	~55 - 60%

Year-over-Year Growth
Global RevPAR (e)	(1.0%) – 1.0%
Number of rooms (f)	4.0% – 4.5%

(a)    Includes the effects of the deferral of $12 million of royalties and franchise fees from Revo and the inclusion of $15 million of previously disclosed one-time variable cost reductions made in 2025; excluding which comparable basis growth rates would be 5% - 7%.
(b)    Excludes amortization of acquisition-related intangible assets of approximately $26 million.
(c)    Outlook assumes an effective tax rate of approximately 25%.
(d)    Excludes the impact of any share repurchases after March 31, 2026.
(e)    Represents constant currency basis; on a reported basis, which includes foreign currency impacts, would be (1.0%) - 1.0%.
(f) Excludes any potential room termination impact associated with Revo's ongoing insolvency.
To assist with modeling, each 1% change in RevPAR equates to an approximate $10 million impact to net revenues and $4 million to adjusted EBITDA. If a significant pullback in demand were to materialize beyond the Company's current assumptions, actual results could fall below these estimates.
In determining adjusted EBITDA, interest expense, net, adjusted income before income taxes, adjusted net income, adjusted diluted EPS and free cash flow conversion rate, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company is providing these measures on a non-GAAP basis only because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Table 9
WYNDHAM HOTELS & RESORTS
DEFINITIONS
Adjusted Net Income and Adjusted Diluted EPS: Represents net income and diluted earnings per share excluding acquisition-related amortization, impairment and other-related charges (including Revo-related charges), significant accelerated depreciation, restructuring and other-related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries and special tax items. The Company calculates the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income excluding net interest expense, depreciation and amortization, early extinguishment of debt charges, impairment and other-related charges (including Revo-related charges), restructuring and other-related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries, stock-based compensation expense, income taxes and development advance notes amortization. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Ancillary Revenues: Represents the summation of the license and other fees line item and other revenues line item per the income statement.
Average Daily Rate (ADR): Represents the average rate charged for renting a Room for one day.
Average Occupancy Rate: Represents the percentage of available Rooms occupied during the period.
Comparable Basis: Represents a comparison eliminating Marketing Fund Variability.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
FeePAR: Represents annual royalties per franchised Room and is calculated by dividing total annual royalty revenue of the Company's franchised hotels by the number of franchised Rooms in its system size.
Free Cash Flow: Reflects net cash provided by operating activities excluding development advances, less capital expenditures. The Company believes free cash flow to be a useful operating performance measure to it and investors. This measure helps the Company and investors evaluate its ability to generate cash beyond what is needed to fund capital expenditures, debt service and other obligations. Notwithstanding cash on hand and incremental borrowing capacity, free cash flow reflects the Company’s ability to grow its business through investments and acquisitions, as well as its ability to return cash to shareholders through dividends and share repurchases or even to delever. Free cash flow is not a representation of how the Company will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.
Free Cash Flow Conversion Rate: Represents the percentage of adjusted EBITDA that is converted to free cash flow and provides insights into how efficiently the Company is able to turn profits into cash available for use, such as for investments (including development advance notes), debt reduction, dividends or share repurchases.
Marketing Fund Variability: Relates to the quarterly timing variances from the Company's marketing funds. The Company's franchise agreements require the payment of marketing and reservation fees, and in accordance with these franchise agreements, the Company is generally contractually obligated to expend such fees for the benefit of each of its brands over time. Marketing and reservation fees earned are generally highest during the summer season when the franchised hotels have the highest occupancy and daily rates, while marketing and reservation expenses are generally highest during the first half of the year in an effort to drive higher occupancy in the summer months. Accordingly, the seasonality of the marketing and reservation revenues and expenses results in adjusted EBITDA variability during the quarters throughout the year but are designed such that on a full-year basis, the Company’s marketing funds break even.
Net Debt Leverage Ratio: Calculated by dividing total debt less cash and cash equivalents by trailing twelve months adjusted EBITDA.
RevPAR: Represents revenue per available franchised or managed/owned Room and is calculated by multiplying average occupancy rate by ADR.
Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements, excluding all rooms associated with the Company's Super 8 master licensee in China, (ii) Company-owned, and (iii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.
Royalty Rate: Represents the average royalty rate earned on the Company's franchised Rooms and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.